EXHIBIT 99.1
MARTHA STEWART LIVING OMNIMEDIA, INC.
ANNOUNCES FIRST QUARTER 2006 RESULTS
MACY’S PARTNERSHIP PROVIDES BROAD DISTRIBUTION AT PREMIER, NATIONAL RETAILER
FIRST QUARTER REVENUE INCREASES 60% to $62 MILLION
REAFFIRMS FULL-YEAR GUIDANCE
Martha Stewart Living Omnimedia, Inc. (NYSE: MSO) today announced its results for the first quarter of 2006, which showed continuing strength in each of its business segments.
Revenues for the first quarter of 2006 were $61.8 million, up 60% from $38.7 million in the prior year’s first quarter. Operating income before depreciation and amortization, and non-cash equity compensation (“OIDA”) for the first quarter of 2006 was a loss of $(2.5) million, compared to an OIDA loss of $(14.9) for the same period last year. Operating loss for the first quarter was $(7.7) million, compared to $(19.8) for the first quarter of 2005. Loss per share from continuing operations was $(0.13) for the first quarter of 2006, ahead of analyst estimates of a loss per share of $(0.15), and a prior year first quarter loss of $(0.37).
Susan Lyne, President and Chief Executive Officer, said: “The year is off to a robust start. Revenues are up 60% and every business segment is showing strong year-over-year gains in profitability. With the Macy’s partnership, along with the successful launch of our KB Home initiative and the start up of our Martha Stewart Crafts business with EK Success, we are well on our way to executing our strategy to diversify our mix of merchandise and channels of distribution. These new businesses will create predictable, high-margin revenue streams, positioning the company for the long term and creating value for shareholders.
“In our Publishing segment, we are seeing healthy growth in both advertising revenue and circulation. Newsstand sales are strong and ad pages are up 70% at Martha Stewart Living and approximately 40% at Everyday Food. That performance is a credit to the quality of the company’s magazines, which have received numerous awards this year, including five nominations from the American Society of Magazine Editors. We expect to receive a similarly enthusiastic reception from readers and advertisers when we introduce the first test issue of Blueprint magazine early next month. In Broadcasting, our new, hour-long syndicated show, MARTHA, continues to drive consumer demand. We are gratified that it was singled out with six Daytime Emmy Award nominations and one win so far for outstanding achievement in art direction/set direction/scenic design.
“Our Merchandising segment is poised for take off with several new and exciting initiatives. Earlier this month, we announced an agreement to develop an all-new line of Martha Stewart Collection home merchandise exclusively for Macy’s, which is expected to debut in fall 2007 in Macy’s stores across America as well as on Macys.com. This partnership gives MSLO broad, upscale distribution in what is truly a premier national retailer, and will create a strong new revenue stream for the company to drive future growth. It is a vital part of our strategy to offer a growing assortment of beautifully designed and functional Martha Stewart-branded home products in multiple retail channels. This new partnership will build upon our already successful initiatives with KB Home to collaborate on the design of new homes in various communities across the country, and our entry into the $30 billion crafts market with EK Success to manufacture, market and sell Martha Stewart Crafts products.
“We are continuing to explore what we see as significant, untapped opportunity in our internet space where community and commerce come together in ways that play to MSLO’s strengths. We are very encouraged by the quarter’s trends. Traffic is up 80% and page views doubled year-over-year. With that in mind, we are building staff and doing foundation work to a deliver a richer mix of content and tools for our users. As ‘how-to’ experts with rich libraries, we are uniquely well positioned to become a dominant lifestyle destination.”
First Quarter 2006 Results by Segment
Publishing
Revenues in the first quarter of 2006 increased to $36.3 million, compared to $25.4 million in the first quarter of 2005, an increase of 43%. The revenue growth was driven by higher advertising sales across the magazine group, led by a 70% increase in ad pages at Martha Stewart Living and an approximate 40% increase in pages at Everyday Food, with ad revenue per page increasing faster than ad page growth. In addition to our recent ASME nominations, Everyday Food was distinguished as #1 in Ad Week’s annual “Hot List” issue for magazines in its category. In that same issue, Ad Week dubbed the publishing team of Martha Stewart Living the “Executive Team of the Year.” We currently expect the strong growth in ad pages and revenue to continue into the second quarter. Based on current trends, we expect second quarter advertising pages in Martha Stewart Living to increase approximately 40%-45%

year-over-year, resulting in a significant year-over-year improvement in this segment’s results. Body + Soul magazine also posted strong gains, with advertising revenue up more than 50% in the quarter.
Next month, we will introduce the first test issue of Blueprint, a new magazine aimed at women aged 25-45. Blueprint will augment Martha Stewart Living’s central areas of expertise with coverage of fashion, beauty, health, fitness, travel, technology and culture. We expect the magazine to attract not only readers who already know and respect our brand but also a new and younger demographic, expanding our reach in the marketplace. The first issue will be on newsstands May, 1, 2006, with an initial rate base of 250,000.
OIDA for Publishing was $0.8 million, compared to a loss of $(7.7) million in the first quarter of 2005. Operating loss was $(0.1) million for the first quarter of 2006, compared to an operating loss of $(8.7) million in the first quarter of 2005. The quarter included a $1.1 million investment in Blueprint, primarily related to staffing in advance of the initial publication.
Broadcasting (includes Television and Radio)
Revenues in the first quarter of 2006 were $11.3 million, compared to $0.8 million in the first quarter of 2005. The quarter included revenue from MARTHA, our new, nationally syndicated daily show, and the Martha Stewart Living Radio channel on Sirius Satellite Radio, neither of which existed in the prior year. In the quarter, the MARTHA show received six Daytime Emmy Award nominations and one win. Ratings for the show remained consistent throughout the quarter.. While this show is not a positive contributor to OIDA, it generates significant brand awareness and marketing support that connects consumers to our brand. OIDA was $0.6 million for the first quarter of 2006, compared to a loss of $(2.2) million in the prior year’s first quarter. Operating loss for the first quarter of 2006 was $(0.3) million, compared to an operating loss of $(2.3) million for the same quarter last year.
Merchandising
Revenues in the first quarter of 2006 were $11.3 million, compared to $9.4 million in the first quarter of 2005. The increase was driven by revenue from our collaboration with KB Home. The first branded community, KB Home Twin Lakes: Created with Martha Stewart in Cary, North Carolina, was unveiled in March and drew nearly 3,500 visitors during the opening weekend; all of the lots that could be purchased during the grand opening phase were sold. Earlier this month, MSLO and KB Home announced plans for their second community. KB Home Hampton Oaks: Created with Martha Stewart will be built just outside of Atlanta, Georgia, in South Fulton County; it is scheduled to open this summer and will feature approximately 800 homes spanning 480 acres. KB Home and MSLO are also planning to open new communities in Houston, TX; Charlotte, NC; Las Vegas, NV; Southern California; and Daytona Beach, FL. In the coming quarters, we will continue to seek licensing opportunities that will bring our branded products to new markets. Just yesterday, we announced a multi-year agreement with Safavieh, a leading manufacturer and importer of fine rugs, to manufacture a new line of Martha Stewart-branded area rugs for the company. The line is expected to be introduced at the Atlanta International Area Rug Market in January 2007 and at retail in Spring 2007. We will also be executing on initiatives that are already in place, including developing our Martha Stewart Collection line for Macy’s stores and preparing to launch Martha Stewart Crafts products. During the quarter, OIDA was $6.7 million, compared to $6.1 in the prior year’s quarter. OIDA was affected by higher compensation costs as we increase our staff to help support our new merchandising initiatives. First quarter 2006 operating income was $6.2 million, compared to $5.8 million in the first quarter of 2005.
Internet
Revenues in the first quarter of 2006 were $2.9 million, compared to $3.1 million in the same period a year ago, when the Internet business included revenue from our now discontinued catalog. Our shift away from a commerce-based model to a content-based model that features the “how-to” content and tools with which our brand is strongly and favorably identified is well underway. With limited enhancements to our site, we have already started to monetize our traffic through meaningful advertising partnerships. First quarter traffic and advertising revenue were significantly higher than prior year. In the second quarter, we will move from mapping and designing our new website to building it. We expect to launch our improved website in 2007. Our website still features our online flower business, marthasflowers.com, which had strong revenue growth. OIDA was $0.1 million in the first quarter of 2006, compared to a loss of $(1.2) million in the first quarter of 2005. Operating income was breakeven for the first quarter of 2006, compared to a loss of $(1.5) million in the first quarter of 2005.
Corporate Expenses
Corporate expenses, before depreciation and amortization and non-cash equity compensation, were $10.8 million in first quarter of 2006 compared to $9.9 million in the first quarter of 2005. The increase was driven largely by higher compensation costs as we added certain key positions throughout 2005 that are helping to execute our new business initiatives. Corporate expenses, including depreciation and amortization and non-cash equity compensation, were a loss of $(13.5) million, compared to $(13.1) million in the prior year’s quarter.
Trends and Outlook
Howard Hochhauser, Acting Chief Financial Officer, commented: “Based on the current trends in the business, we expect to report significant year-over-year improvements in operating results in the second quarter and for the full year. Publishing, the big revenue and OIDA driver for the current quarter, will benefit principally from higher advertising revenues and page growth, partially offset by investment spending on Blueprint. Broadcasting will continue to benefit from our Martha Stewart Living Radio channel on Sirius Satellite Radio in the second quarter and for the full year. Merchandising will add design personnel to support our product line launch, including the launch of our Martha Stewart Collection in Macy’s in the Fall of 2007, while Internet will also be investing to support the launch of our improved website in the first quarter of 2007. For the second quarter of 2006, we are expecting revenue in the range of $60 — $65 million, OIDA loss in the range of $(4.0) to $(5.0) million and an operating loss in the range of $(9.5) to $(10.5) million. Despite the new investments of $0.5 — $1.0 million needed to staff our Macy’s program, we remain comfortable with our previous full-year guidance. We continue to expect our full-year 2006 revenue to be in the range of $270 — $280 million, with OIDA in the range of $10 — $12 million, including an investment in Blueprint magazine of $5 million, as well as $3 million in expenses associated with the development of our Internet business and the incremental expenses relating to our new merchandising initiatives. Due to the impact of non-cash charges, we expect to report an operating loss of $(9.0) — $(11.0) million.
Stock-Based Compensation
In accordance with a new accounting rule, FASB Staff Accounting Bulletin No. 107, stock-based compensation is no longer presented as a separate line on our income statement. The stock-based compensation is now presented in the same line as cash compensation paid to the same individuals. Stock-based compensation recognized in prior periods has been reclassed to conform with the presentation in the current period. In the first quarter, the charge related to stock-based compensation was $3.0 million as compared to $3.2 million in the prior year period.
Use of Non-GAAP Financial Information
The Company believes OIDA, a non-GAAP financial measure, is an appropriate measure when evaluating the operating performance of its business segments and the Company on a consolidated basis.

OIDA is used externally by the Company’s investors, analysts, and industry peers. OIDA is among the primary metrics used by management for the planning and forecasting of future periods, and is considered an important indicator of the operational strength of the Company’s businesses. The Company believes the presentation of this measure is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by the Company’s management and makes it easier to compare the Company’s results with other companies that have different capital structures or tax rates. The Company believes OIDA should be considered in addition to, not as a substitute for, operating income (loss), net income (loss), cash flows, and other measures of financial performance prepared in accordance with generally accepted accounting principles (“GAAP”). As OIDA is not a measure of performance calculated in accordance with GAAP, this measure may not be comparable to similarly titled measures employed by other companies. A reconciliation of OIDA to operating income (loss) is provided in the financial statements included with this release.
Martha Stewart Living Omnimedia, Inc. (MSLO) is a leading provider of original “how-to” information, inspiring and engaging consumers with unique lifestyle content and high-quality products. MSLO is organized into four business segments: Publishing, Broadcasting, Merchandising, and Internet/Direct Commerce. Martha Stewart Living Omnimedia, Inc. is listed on the New York Stock Exchange under the ticker symbol MSO.
The Company will host a conference call with analysts and investors at 12:00 p.m. EST that will be broadcast live over the Internet at www.marthastewart.com/ir.
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We have included in this press release certain “forward-looking statements,” as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not historical facts but instead represent only our current beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of our control. These statements can be identified by terminology such as “may,” “will,” “should,” “could”, “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “potential” or “continue” or the negative of these terms or other comparable terminology. The Company’s actual results may differ materially from those projected in these statements, and factors that could cause such differences include: adverse reactions to publicity relating to Martha Stewart by consumers, advertisers and business partners; an adverse resolution to the pending

SEC enforcement proceeding against Ms. Stewart arising from her personal sale of non-Company stock; adverse resolution of some or all of the Company’s ongoing litigation; downturns in national and/or local economies; shifts in our business strategies; a loss of the services of Ms. Stewart; a loss of the services of other key personnel; a softening of the domestic advertising market; changes in consumer reading, purchasing and/or television viewing patterns; unanticipated increases in paper, postage or printing costs; operational or financial problems at any of our contractual business partners; the receptivity of consumers to our new product introductions; and changes in government regulations affecting the Company’s industries. Certain of these and other factors are discussed in more detail in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission, especially under the heading “Risk Factors”, which may be accessed through the SEC’s World Wide Web site at http://www.sec.gov. The Company is under no obligation to update any forward-looking statements after the date of this release.
CONTACT: Investors – Howard Hochhauser, Acting Chief Financial Officer, of Martha Stewart Living Omnimedia, Inc., 212-827-8530; Media – Elizabeth Estroff, VP, Corporate Communications, of Martha Stewart Living Omnimedia, Inc., 212-827-8281.

Martha Stewart Living Omnimedia, Inc.
Consolidated Statements of Operations
Three Months Ended March 31,
(in thousands, except per share amounts)

	2006	2005	% change
REVENUES

Publishing	$36,287	$25,355	43.1%
Broadcasting	11,320	797	nm
Merchandising	11,277	9,392	20.1%
Internet	2,948	3,122	-5.6%

Total Revenues	61,832	38,666	59.9%

OPERATING COSTS AND EXPENSES

Production, distribution and editorial	32,088	23,883	-34.4%
Selling and promotion	16,672	17,033	2.1%
General and administrative	18,556	15,845	-17.1%
Depreciation and amortization	2,207	1,687	-30.8%

Total operating costs and expenses	69,523	58,448	-18.9%

OPERATING LOSS	(7,691)	(19,782)	61.1%

Interest income, net	1,046	769	36.0%

LOSS BEFORE INCOME TAXES	(6,645)	(19,013)	65.1%

Income tax provision	(67)	(23)	-191.3%

LOSS FROM CONTINUING OPERATIONS BEFORE LOSS FROM DISCONTINUED OPERATIONS	(6,712)	(19,036)	64.7%

Loss from discontinued operations	(123)	(132)	6.8%

NET LOSS	$(6,835)	$(19,168)	64.3%

LOSS PER SHARE – BASIC AND DILUTED
Loss from continuing operations	$(0.13)	$(0.37)
Loss from discontinued operations	(0.00)	(0.00)

Net loss	$(0.13)	$(0.38)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic and Diluted	51,207	50,863

Martha Stewart Living Omnimedia, Inc.
Segment Information
Three Months Ended March 31,
(in thousands)

	2006	2005	% change
REVENUES
Publishing	$36,287	$25,355	43.1%
Broadcasting	11,320	797	nm
Merchandising	11,277	9,392	20.1%
Internet	2,948	3,122	-5.6%

Total Revenues	61,832	38,666	59.9%

OPERATING INCOME (LOSS) BEFORE DEPRECIATION AND AMORTIZATION AND NON-CASH EQUITY COMPENSATION
Publishing	840	(7,691)	nm
Broadcasting	646	(2,162)	nm
Merchandising	6,725	6,102	10.2%
Internet	50	(1,248)	nm

Operating Income(Loss) before Depreciation and Amortization and Corporate Expense and Non-Cash Equity Compensation	8,261	(4,999)	nm
Corporate Expense	(10,771)	(9,877)	-9.1%

Operating Loss before Depreciation and Amortization and Non-Cash Equity Compensation	(2,510)	(14,876)	83.1%

Non-cash equity compensation	(2,974)	(3,219)	7.6%
Depreciation and amortization	(2,207)	(1,687)	-30.8%

OPERATING LOSS	(7,691)	(19,782)	61.1%

Interest income, net	1,046	769	36.0%

LOSS BEFORE INCOME TAXES	(6,645)	(19,013)	65.1%

Income tax provision	(67)	(23)	-191.3%

LOSS FROM CONTINUING OPERATIONS BEFORE LOSS FROM DISCONTINUED OPERATIONS	(6,712)	(19,036)	64.7%

Loss from discontinued operations	(123)	(132)	6.8%

NET LOSS	$(6,835)	$(19,168)	64.3%

Martha Stewart Living Omnimedia, Inc.
Consolidated Balance Sheets
(in thousands, except per share amounts)

	March 31,	December 31,
	2006	2005
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$42,170	$20,249
Short-term investments	78,744	83,788
Accounts receivable, net	35,851	55,381
Inventories, net	5,246	3,910
Deferred television production costs	6,092	6,507
Income taxes receivable	519	519
Other current assets	2,770	4,366

Total current assets	171,392	174,720

PROPERTY, PLANT AND EQUIPMENT, net	18,394	19,797
INTANGIBLE ASSETS, net	53,605	53,680
OTHER NONCURRENT ASSETS	5,576	5,631

Total assets	$248,967	$253,828

LIABILITIES AND SHAREHOLDERS’ EQUITY CURRENT LIABILITIES
Accounts payable and accrued liabilities	$26,091	$28,545
Accrued payroll and related costs	7,058	7,488
Income taxes payable	475	476
Current portion of deferred subscription revenue	30,917	28,655
Current portion of deferred revenue	7,061	6,578

Total current liabilities	71,602	71,742

DEFERRED SUBSCRIPTION REVENUE	10,182	11,093
DEFERRED REVENUE	7,613	7,321
OTHER NONCURRENT LIABILITIES	2,733	3,041

Total liabilities	92,130	93,197

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY
Class A common stock, $0.01 par value, 350,000 shares authorized: 25,272 and 24,882 shares outstanding in 2006 and 2005, respectively	253	249
Class B common stock, $0.01 par value, 150,000 shares authorized: 26,791 and 26,873 shares outstanding in 2006 and 2005, respectively	268	269
Capital in excess of par value	245,808	242,770
Accumulated deficit	(88,717)	(81,882)

	157,612	161,406
Less class A treasury stock – 59 shares at cost	(775)	(775)

Total shareholders’ equity	156,837	160,631

Total liabilities and shareholders’ equity	$248,967	$253,828

Martha Stewart Living Omnimedia, Inc.
Supplemental Disclosures Regarding Non-GAAP Financial Information
Three Months Ended December 31,
(in thousands)
     The following table presents segment and consolidated financial information, including a reconciliation of operating income, a GAAP measure, and Operating Income before Depreciation and Amortization, including non-cash equity compensation, (OIDA), a non-GAAP measure. In order to reconcile OIDA to operating income, depreciation and amortization and non-cash equity compensation are added back to operating income.

	2006	2005	% change
OPERATING INCOME (LOSS)
Publishing	$(54)	$(8,728)	99.4%
Broadcasting	(318)	(2,280)	86.1%
Merchandising	6,194	5,807	6.7%
Internet	(3)	(1,509)	99.8%

Operating Income (Loss) before Corporate Expenses	5,819	(6,710)	nm
Corporate Expense	(13,510)	(13,072)	-3.4%

Total Operating Loss	(7,691)	(19,782)	61.1%

DEPRECIATION AND AMORTIZATION
Publishing	184	247	25.5%
Broadcasting	744	46	nm
Merchandising	254	209	-21.5%
Internet	35	252	86.1%
Corporate Expense	990	933	-6.1%

Total Depreciation and Amortization	2,207	1,687	-30.8%

NON-CASH EQUITY COMPENSATION
Publishing	710	790	10.1%
Broadcasting	220	72	-205.6%
Merchandising	277	86	-222.1%
Internet	18	9	-100.0%
Corporate Expense	1,749	2,262	22.7%

Total Non-Cash Equity Compensation	2,974	3,219	7.6%

OPERATING INCOME (LOSS) BEFORE DEPRECIATION AND AMORTIZATION AND NON-CASH EQUITY COMPENSATION
Publishing	840	(7,691)	nm
Broadcasting	646	(2,162)	nm
Merchandising	6,725	6,102	10.2%
Internet	50	(1,248)	nm

Operating Income (Loss) before Depreciation and Amortization, Non-Cash Equity Compensation and Corporate Expenses	8,261	(4,999)	nm
Corporate Expense	(10,771)	(9,877)	-9.1%

Total Operating Loss Before Depreciation and Amortization and Non-Cash Equity Compensation	$(2,510)	$(14,876)	83.1%

Martha Stewart Living Omnimedia, Inc.
Supplemental Disclosures Regarding Non-GAAP Financial Information
Guidance Reconciliation
(in millions)
     The following table presents consolidated financial information, including a reconciliation of operating income, a GAAP measure, and Operating Income before Depreciation and Amortization, including non-cash equity compensation, (OIDA), a non-GAAP measure. In order to reconcile OIDA to operating income, depreciation and amortization and non-cash equity compensation are added back to operating income.
SECOND QUARTER GUIDANCE RECONCILIATION

	Guidance Range
Operating Loss	$(10.5)	—	$(9.5)
Depreciation and Amortization	2.0		2.0
Non-cash Equity Compensation	3.5		3.5

Operating Loss Before Depreciation and Amortization and Non-Cash Equity Compensation	$(5.0)	—	$(4.0)
FULL YEAR 2006 GUIDANCE RECONCILAITION

	Guidance Range
Operating Loss	$(11.0)	—	$(9.0)
Depreciation and Amortization	9.5		9.5
Non-cash Equity Compensation	11.5		11.5

Operating Income Before Depreciation and Amortization and Non-Cash Equity Compensation	$10.0	—	$12.0